Exhibit 99.1

Entegris Raises Outlook for Second Quarter

•	Quarterly revenue of $235 million to $245 million

•	GAAP quarterly net loss of $25 million to $30 million, or $0.18 to $0.22 loss per share

•	Non-GAAP income of $24 million to $28 million and non-GAAP EPS of $0.17 to $0.20

BILLERICA, MA – June 19, 2014 – Entegris Inc. (NasdaqGS: ENTG), a leading provider of yield-enhancing materials and solutions for advanced manufacturing processes, today updated its sales and earnings outlook for the second quarter ending June 28, 2014.

The Company expects second-quarter sales of $235 million to $245 million, which includes two months of results of ATMI, Inc. which Entegris acquired on April 30, 2014. The Company expects to report a net loss of approximately $25 million to $30 million, or a loss per share of $0.18 to $0.22, which includes purchase accounting adjustments, transaction-related costs from the ATMI transaction, acquisition integration expenses and other one-time costs. Excluding these items and expected amortization expense, which in aggregate total approximately $53 million, subject to final purchase accounting adjustments, non-GAAP net income is expected to be $24 million to $28 million, and non-GAAP EPS to be $0.17 to $0.20 per share.

The Company’s previous guidance for the second quarter was for sales of $165 million to $175 million, which excluded any results from ATMI. On a comparable basis excluding ATMI results, the Company’s updated guidance reflects expected sales of $175 million to $185 million. In the first quarter of 2014, Entegris reported sales of $165.8 million. In terms of net income, the Company previously expected second-quarter net income of $13 million to $18 million, and EPS between $0.09 to $0.13 per share. On a non-GAAP basis, the Company previously expected EPS to range from $0.10 to $0.14 per share, adjusted for expected amortization expense of $2.3 million or $0.01 per share.

Entegris expects to report its results for the second quarter on Tuesday, July 29, 2014.

The Company is holding an investor meeting today, June 19, 2014, in Bedford, Massachusetts. The formal presentations of the meeting, which are scheduled to begin at 12:30 p.m., are being webcast, and can be accessed on the Company’s website: http://investor.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of yield-enhancing materials and solutions for advanced manufacturing processes in the semiconductor and other high-technology industries. On April 30, 2014, Entegris acquired Danbury, CT-based ATMI, Inc. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, Entegris’ ability to successfully integrate the ATMI business and achieve anticipated synergies, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” “Risks Related to Owning Our Securities,” and “Risks Related to the Pending Merger with ATMI, Inc.” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2013, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

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